FOUNDERS' EMPLOYMENT AGREEMENT

               This Employment Agreement (the "Agreement") dated this 26th day of September, 1997 (the "Effective Date"), by and between Jeffreys Steel Company, Inc., an Alabama corporation (the "Company") which is a wholly-owned subsidiary of Metals USA, Inc., a Delaware corporation ("Metals") and Leon Jeffreys ("Executive").

                                 R E C I T A L S

        A. As of the Effective Date, the Company and the other subsidiaries of Metals are or will be engaged primarily in the business of providing metals processing, metals fabrication and specialty metals services, including brokering, manufacturing and distribution services; and

        B. Executive is employed by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and Metals' customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and Metals, and future plans with respect hereto, all of which has been and will be established and maintained at great expense to the Company and Metals; this information is a trade secret and constitute the valuable goodwill of the Company and Metals; and

        C. The parties desire to agree to the various matters described herein and to memorialize those agreements herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, it is hereby agreed as follows:

                               A G R E E M E N T S

        1.     EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Executive as Chairman of the Board of the Company. As such, Executive shall have responsibilities, duties and authority reasonably accorded to, expected of, and consistent with Executive's position and will report to the Board of Directors of the Company (the "Board"). Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to Section 3 hereof, agrees to devote substantially all of his business time, attention and efforts to promote and further the business of the Company and Metals.


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         (b) Executive shall faithfully adhere to, execute and fulfill all lawful policies established by the Company, as such policies may be changed from time to time by the Company.

        (c) Executive shall not be required to relocate from Mobile, Alabama.

        2. COMPENSATION. For all services rendered by Executive, the Company shall compensate Executive as follows:

         (a) BASE SALARY. As of the Effective Date, the base salary payable to Executive shall be $150,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Executive's performance and may make increases to such base salary if, in its discretion, any such increase is warranted.

         (b) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Executive shall be entitled to receive additional benefits and compensation from the Company and Metals in such form and to such extent as specified below:

                (i) Admittance for participation for Executive and Executive's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time, with benefits provided to Executive under this clause (i) to be at least equal to such benefits provided to Company employees generally; provided, however, that in no event shall the benefits described hereunder be reduced below the level of benefits presently provided to Executive and Executive's dependent family members by the Company.

               (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

               (iii) The Company and Metals shall provide Executive with other executive perquisites as may be available to or deemed appropriate for Executive by the Board or Metals and participation in all other company-wide and Metals' employee benefits as are available from time to time, including but not limited to any qualified and/or nonqualified retirement plans, bonus plans and stock option plans that may be sponsored by the Company or Metals.

               (iv) The Company is currently maintaining a key man insurance policy on one (1) key employee. The Company agrees to continue maintaining said policy no. 200332941 and charging the cost of the same against the base salary.

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       3.      NON-COMPETITION AGREEMENT.

        (a) Executive shall not be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes or conflicts in any respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of this
Section 3. In addition, Executive shall not, during the period of his employment by or with the Company, and for a period of one (1) year immediately following the termination of his employment under this Agreement, for any reason whatsoever, other than a termination by the Company without cause or by Executive for Good Reason, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

               (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business in direct competition with the Company or Metals, within 200 miles of where the Company or any of Metals' subsidiaries conducts business, including any territory serviced by the Company or Metals or any of such subsidiaries (the "Territory");

               (ii) call upon any person who is, at that time, within the Territory, an employee of the Company or Metals (including the respective subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or Metals (including the respective subsidiaries thereof);

               (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Company or Metals (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company or Metals within the Territory;

               (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's actual knowledge after due inquiry, either called upon by the Company or Metals (including the respective subsidiaries thereof) or for which the Company or Metals made an acquisition analysis, for the purpose of acquiring such entity.

        Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or on an over-the-counter or similar market.


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        (b) Because of the difficulty of measuring economic losses to the
Company and Metals as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and Metals for which they would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by Metals or the Company in the event of breach by him, by injunctions and restraining orders.

        (c) It is agreed by the parties that the foregoing covenants in this
Section 3 impose a reasonable restraint on Executive in light of the activities and business of the Company or Metals, as the case may be (including Metals' other subsidiaries) on the date of execution of this Agreement and the current plans of Metals (including Metals' other subsidiaries); but it is also the intent of the Company and Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company and Metals, as the case may be (including Metals' other subsidiaries) throughout the term of this covenant, whether before or after the date of termination of the employment of Executive. For example, if, during the term of this Agreement, the Company or Metals, as the case may be (including Metals' other subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 200 miles of its then-established operating location(s) through the term of this covenant. It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Company or Metals (including Metals' other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (a) of this Section 3, and in any event such new business, activities or location are not in violation of this
Section 3 or of Executive's obligations under this Section 3, if any, Executive shall not be chargeable with a violation of this Section 3 if the Company or Metals (including Metals' other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

        (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

        (e) All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or Metals, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Metals or the Company of such covenants. It is specifically agreed that the period of one (1) year following termination of employment stated at the beginning of this Section 3, during which the agreements and covenants of Executive made in this Section 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this Section 3.


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        4.     TERM; TERMINATION; RIGHTS ON TERMINATION OF EMPLOYMENT.

(a) The term of this Agreement shall begin on the Effective Date and continue for five (5) years (the "Initial Term"), unless terminated sooner as herein provided, and shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. This Agreement and Executive's employment may be terminated in any one of the followings ways:

               (i) DEATH. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

               (ii) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for four (4) consecutive months, then thirty
        (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties with or without reasonable accommodation at the conclusion of such notice period. PROVIDED, HOWEVER, IF COMPANY'S THEN-EXISTING DISABILITY (SHORT/LONG
        TERM) PROGRAM PROVIDES MORE BENEFITS, THEN COMPANY'S DISABILITY PROGRAM SHALL CONTROL. Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty
        (30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor. In the event this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, in a lump-sum payment due within ten
        (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater; provided, however, that any such payments shall be reduced by the amount of any disability insurance payments payable to the Executive as a result of such disability.

                (iii) GOOD CAUSE. The Company may terminate the Agreement upon ten days for good cause, which shall be: (1) Executive's willful, material and irreparable breach of this Agreement after ten (10) days

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        prior written notice and Executive has not cured same; (2) Executive's gross negligence in the performance or intentional nonperformance of any of Executive's material duties and responsibilities hereunder after ten
        (10) days prior written notice and Executive has not cured same; (3) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or Metals which materially and adversely affects the operations or reputation of the Company or Metals after ten (10) days prior written notice and Executive has not cured same; (4) Executive's conviction of a felony crime; or (5) confirmed positive illegal drug test result (subject to Company's drug program, if applicable). In the event of a termination for good cause, Executive shall have no right to any severance compensation.

               (iv) WITHOUT CAUSE. At any time after the commencement of employment, Executive may, without cause, and without Good Reason (as hereinafter defined) terminate this Agreement and Executive's employment, effective thirty (30) days after written notice is provided to the Company. Executive may only be terminated without cause by the Company during the Term hereof if such termination is approved by at least eighty percent (80%) of the members of the Board of Directors of Metals (excluding the Executive if the Executive is then a member of the Board of Directors of Metals). Should Executive be terminated by the Company without cause or should Executive terminate with Good Reason during the first four (4) years of the Term, Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement. Should Executive be terminated by the Company without cause or should Executive terminate with Good Reason after the fourth anniversary of this Agreement, Executive shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary rate then in effect equivalent to one (1) year of salary. Further, any termination without cause by the Company or by the Executive for good reason shall cause the terms of Section 3 to not apply whatsoever. If Executive resigns or otherwise terminates his employment without Good Reason, the provisions of Section 3 hereof shall apply, except that Executive shall receive no severance compensation.

        (b) DEFINITION OF "GOOD REASON". Executive shall have "Good Reason" to terminate this Agreement and his employment hereunder upon the occurrence of any of the following events: (a) Executive is demoted by means of a reduction in authority, responsibilities or duties to a position of less stature or importance within the Company than the position described in Section 1 hereof; or (b) Executive's annual base salary as determined pursuant to Section 2 hereof is reduced unless Executive has agreed in writing to that demotion or reduction; or (c) Company materially breaches this Agreement.


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        (c) CHANGE IN CONTROL OF METALS. In the event of a "Change in Control of
Metals" (as defined below) during the Initial Term, Section 11 below shall apply.

         (d) EFFECT OF TERMINATION. Upon termination of this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided herein. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under Section 8 herein and Executive's obligations under Sections 3, 5, 6, 7 and 9 herein shall survive such termination in accordance with their terms.

        (e) CERTAIN TERMINATIONS. If Executive is terminated without cause or terminates his employment hereunder with Good Reason, (1) the Company shall make the insurance premium payments contemplated by COBRA for a period of 12 months after such termination, (2) the Executive shall be entitled to receive a pro rated portion of any annual bonus to which the Executive would have been entitled for the year during which the termination occurred had the Executive not been terminated and (3) all of Executive's options to purchase Metals stock shall vest thereupon.

        5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by or on behalf of the Company, Metals or their representatives, vendors or customers which pertain to the business of the Company or Metals shall be and remain the property of the Company or Metals, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or Metals which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

        6. INVENTIONS. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Executive conceives as a result of his employment by the Company. Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

        7. TRADE SECRETS. Executive agrees that he will not, during or for a one
(1) year period after the termination of this Agreement with the Company,

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disclose the terms of the Company's or Metals' relationships or agreements with their respective vendors or customers or any other trade secret of the Company or Metals, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

        8. INDEMNIFICATION. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or Metals against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory to the extent permitted by applicable law. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage counsel, and Executive agrees to use the same counsel, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees of such separate counsel. The Company shall not be required to pay the fees of more than one law firm except as described in the preceding sentence, and shall not be required to pay the fees of more than two law firms under any circumstances. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Company or Metals for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company or Metals.

        9. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

        10. ASSIGNMENT; BINDING EFFECT. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

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        11.    CHANGE IN CONTROL.

        (a) Unless Executive elects to terminate this Agreement pursuant to (c) below, Executive understands and acknowledges that Metals and/or the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of Metals and/or the Company hereunder or that the Company may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Initial Term, then the provisions of this Section 11 shall be applicable.

        (b) In the event of a pending Change in Control wherein Metals and/or the Company and Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of Metals' and/or the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform Metals' and/or the Company's obligations under this Agreement in the same manner and to the same extent that Metals and/or the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by Metals and/or the Company without cause during the Initial Term and the applicable portions Section 4(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be triple the amount calculated under the terms of Section 4(d) and the non-competition provisions of Section 3 shall not apply whatsoever.

        (c) In any Change in Control situation, Executive may, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of Section 4(d) will apply as though the Company had terminated the Agreement without cause during the Initial Term; however, under such circumstances, the amount of the lump-sum severance payment due to Executive shall be double the amount calculated under the terms of Section 4(d) and the non-competition provisions of Section 3 shall all apply for a period of two (2) years from the effective date of termination.

        (d) For purposes of applying Section 4 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Executive must be paid in full by the Company at or prior to such closing. Further, Executive will be given sufficient time and opportunity to elect whether to exercise all or any of his vested options to purchase Metals Common Stock, such that he may convert the options to shares of Metals Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.


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        (e) A "Change in Control" shall be deemed to have occurred if:

                (i) any person, other than Metals or an employee benefit plan of Metals, acquires directly or indirectly the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

               (ii) the following individuals no longer constitute a majority of the members of the Board of Directors of Metals: (A) the individuals who, as of the closing date of Metals' initial public offering, constitute the Board of Directors of Metals (the "Original Directors");
        (B) the individuals who thereafter are elected to the Board of Directors of Metals and whose election, or nomination for election, to the Board of Directors of Metals was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board of Directors of Metals and whose election, or nomination for election, to the Board of Directors of Metals was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election);

               (iii) the stockholders of Metals shall approve a merger, consolidation, recapitalization, or reorganization of Metals, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of Metals immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

               (iv) the stockholders of Metals shall approve a plan of complete liquidation of Metals or an agreement for the sale or disposition by Metals of all or a substantial portion of Metals' assets (i.e., 50% or more of the total assets of Metals).

        (f) Executive must be notified in writing by the Company or Metals at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

        (g) Executive shall be reimbursed by the Company or its successor for any excise taxes that Executive incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after Executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by Executive.


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        12. COMPLETE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto relating to the subject matter hereof and supersedes any other employment agreements or understandings, written or oral, between the Company and Executive. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

        13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

        To the Company:             Jeffreys Steel Company, Inc.
                                    c/o Metals USA, Inc.
                                    Attn:  Chairman of the Board
                                    Three Riverway, Suite 600
                                    Houston, Texas 77056
                                    Telephone:  (713) 965-0990
                                    Fax:  (713) 965-0067

        With a copy to:             Metals USA, Inc.
                                    John Hageman, General Counsel
                                    Three Riverway, Suite 600
                                    Houston, Texas 77056
                                    Telephone:  (713) 965-0990
                                    Fax:  (713) 965-0067

         To Executive:              Leon Jeffreys
                                    5808 Fairfax Road N.
                                    Mobile, Alabama 36608

Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received by means of hand delivery, delivery by Federal Express or other courier service, or by facsimile transmission. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 13.


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        14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

        15. ARBITRATION. With the exception of Sections 3 and 7, any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in, Mobile, Alabama in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect, provided that Executive shall comply with the Company's grievance procedures in an effort to resolve such dispute or controversy before resorting to arbitration, and provided further that the parties may agree to use arbitrators other than those provided by the AAA. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Executive was terminated without disability or good cause, as defined in Sections 4(b) and 4(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.

        16. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Alabama.

        17. COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            COMPANY:

                                            JEFFREYS STEEL COMPANY, INC.

                                            By: /s/ TOBY JEFFREYS
                                            --------------------------
                                            Name:  Toby Jeffreys
                                            Title: President

                                            EXECUTIVE:

                                                /s/  LEON JEFFREYS
                                            ---------------------------
                                            Leon Jeffreys